[ING LOGO]


AMERICAS

US Legal Services


MICHAEL A. PIGNATELLA
COUNSEL
(860) 273-0261
FAX: (860) 273-9407
PIGNATELLAM@ING-AFS.COM

April 4, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:  AETNA INSURANCE COMPANY OF AMERICA
     POST-EFFECTIVE AMENDMENT NO. 10 TO REGISTRATION STATEMENT ON FORM S-2 PROSPECTUS TITLE: AETNA MULTI-RATE ANNUITY
     FILE NO. 33-63657

Dear Sir or Madam:

As Counsel of Aetna Insurance Company of America (the "Company"), I have represented the Company in connection with the Aetna Multi-Rate Annuity (the "Annuity"), and the Form S-2 Registration Statement relating to such Annuity.

In connection with this opinion, I have reviewed Post-Effective Amendment No. 10 to the Registration Statement on Form S-2 relating to such Annuity, including the prospectus, and relevant proceedings of the Board of Directors.

Based upon this review, and assuming the securities represented by the Company are issued in accordance with the provisions of the prospectus, I am of the opinion that the securities, when sold, will have been legally issued, and will constitute a legal and binding obligation of the Company.

I further consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 10 to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella




Hartford Site                          ING North America Insurance Corporation
151 Farmington Avenue, TS31
Hartford, CT 06156-8975